Exhibit 99.1

News Release

Trinseo Announces Commencement of Sale Process for Interest in Americas Styrenics

March 13, 2024

WAYNE, Pa.-- Trinseo (“Trinseo” or “the Company”) (NYSE: TSE), a specialty material solutions provider, today announced that it has commenced a sale process for its 50% ownership in Americas Styrenics LLC (“AmSty”), a joint venture with Chevron Phillips Chemical Company LP.

As part of its transformation strategy, the Company had previously announced its intent to divest its styrenics businesses (the “Styrenics Businesses”) with a focus on selectively marketing individual assets or regional businesses. AmSty was established in 2008 and is part of Trinseo’s regional Styrenics Businesses operating in the Americas.

Trinseo has initiated an ownership exit provision of the AmSty joint venture agreement which includes a structured mechanism that is expected to ultimately lead to a sale of Trinseo’s ownership interest in AmSty. Any proceeds from the sale are expected to be used to pay down a portion of the recently issued $1.077 billion of term loans maturing in 2028.

Frank Bozich, President and Chief Executive Officer of Trinseo, said “The sale of our ownership in AmSty is a logical step in our transformation as a specialty materials and sustainable solutions provider. By executing the contractual ownership exit provision, we have a clear pathway to divest our interest in the joint venture. We expect the exit process to lead to a definitive arrangement no later than early 2025.”

About Trinseo

Trinseo (NYSE: TSE), a specialty material solutions provider, partners with companies to bring ideas to life in an imaginative, smart, and sustainably focused manner by combining its premier expertise, forward-looking innovations, and best-in-class materials to unlock value for companies and consumers.

From design to manufacturing, Trinseo taps into decades of experience in diverse material solutions to address customers’ unique challenges in a wide range of industries, including building and construction, consumer goods, medical and mobility.

Trinseo’s approximately 3,100 employees bring endless creativity to reimagining the possibilities with clients all over the world from the company’s locations in North America, Europe, and Asia Pacific. Trinseo reported net sales of approximately $3.7 billion in 2023. Discover more by visiting www.trinseo.com and connecting with Trinseo on LinkedIn, Twitter, Facebook and WeChat.

Cautionary Note on Forward-Looking Statements

This press release may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like "expect," "anticipate," “believe,” "intend," "forecast," "outlook," "will," "may," "might," "see," "tend," "assume," "potential," "likely," "target," "plan," "contemplate," "seek," "attempt," "should," "could," "would" or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy, our current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to successfully implement proposed restructuring initiatives and to successfully generate cost savings through restructuring and cost reduction initiatives; our ability to successfully execute our business and transformation strategy; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit; increased energy costs; compliance with laws and regulations impacting our business; any disruptions in production at our chemical manufacturing facilities, including those resulting from accidental spills or discharges; conditions in the global economy and capital markets; our current and future levels of indebtedness and ability to service our debt; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance, or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact:
Trinseo
Andy Myers
Tel: +1 610-240-3221
Email: aemyers@trinseo.com